Exhibit 10.3

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

Equity Incentive Plan

Name

Residence Address

City, State and Zip Code

Optionee Taxpayer ID or Social Security Number

THIS STOCK OPTION AGREEMENT (“Agreement”) is made as of the date set forth below on which this Option was conditionally granted (“Date of Issuance”), between Progressive Gaming International Corporation, a Nevada corporation (the “Company”), and the Optionee named above (including any permitted successor, the “Optionee”). This Option is subject to all of the terms and conditions of the Progressive Gaming International Corporation 2005 Equity Incentive Plan (as from time to time amended, the “Plan”).

Date of Issuance of this stock option (“Option”):

Date Option expires (“Expiration Date”):

Number of shares of Company Common Stock (each a “Share”, collectively the “Shares”) covered by this Option:

Purchase Price per Share (“Purchase Price”):

Options will vest at the rate of one-forty-eighth (1/48) of the Shares optioned each month, commencing one month after Date of Issuance.

RECITAL

The Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its stockholders to grant the Option provided for herein to the Optionee. In consideration of the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the Option to purchase the Shares on the terms and conditions set forth herein and in the Plan from the presently authorized and unissued Common Stock of the Company at the Purchase Price set forth above. The Option is intended to qualify as an Incentive Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but whether it does or does not so qualify is a question of law dependent upon many factors (among them matters personal to the Optionee) and not of the Company’s intent. As to such matters, the Optionee should consult his personal tax advisor.

The Optionee may from time to time exercise the Option for less than the total number of Shares for which the Option is at any such time exercisable, provided that a partial exercise may not be for less than 100 Shares unless the total number of Shares as to which the Option may be exercised at such time is less than 100, and provided that the Option may not be exercised more frequently than twice in any calendar year unless the Company shall approve. The Company will not issue any fractional Shares.

Nothing contained herein shall be construed to limit or restrict the right of the Company to terminate the Employee/Optionee’s employment at any time, with or without cause, or to increase or decrease the Employee/Optionee’s compensation from the rate in existence at the time the Option is granted.

2. Term of Option. The right to exercise the Option granted hereunder, to the extent unexercised, shall remain in effect until the Expiration Date specified at the top of page 1 hereof unless this Option is sooner terminated in accordance with Section 4 hereof.

3. Method of Exercise. To the extent that the Option has become exercisable hereunder, the Option may be exercised from time to time by written notice to the Company stating the number of Shares with respect to which the Option is being exercised accompanied by payment in full, form acceptable to the Company, of the purchase price for the number of Shares as to which the Option is being exercised. In addition, the Company may require the Optionee to pay an amount equal to any federal, state or local taxes required to be paid in connection with the exercise of the Option. Furthermore, if the Optionee disposes of any Shares prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments it may make to the Optionee, an amount equal to any federal, state or local taxes whatever their nature that the Company determines are required to be paid in connection with the exercise of the Option to comply with applicable law and/or to enable the Company to claim a deduction or otherwise.

As soon after receiving from the Optionee a notice of exercise as it is reasonably able to comply, the Company will deliver to the Optionee at the principal office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased. The Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee, by the acceptance and exercise of the Option, is deemed to represent to the Company that any Shares acquired pursuant to exercise of the Option will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

4. Termination of Option. If the Optionee’s employment with the Company is terminated as a result of a Termination for Cause (as defined in the Plan), the Option shall immediately and automatically terminate as of the date of such termination, and the Option may not be exercised while the Optionee is being investigated for a Termination for Cause. If the Optionee is terminated for any other reason, the Option shall terminate as provided in the Plan.

5. Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations, then the number and kind of Shares then subject to the Option and the price to be paid for such Shares shall be adjusted in accordance with the Plan.

6. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

7. No Stockholder Rights. The Optionee shall have no rights or privileges as a stockholder with respect to any of the Shares until the Optionee has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee becomes the holder of record.

8. Investment Representation. The Optionee hereby represents that the Option and any Shares purchased hereunder are being acquired for the Employee/Optionee’s own account and not with a view to any sale or distribution except as may be permitted by the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

9. Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes and returns one counterpart to the Company, thereby acknowledging that he/she has read this Agreement and agrees to all the terms and conditions of this Agreement and the Plan. The Optionee hereby acknowledges and agrees that the acceptance of the Option constitutes satisfaction in full of any and all pre-existing understandings or commitments between the Company and Optionee relating to any obligation of the Company to Optionee to acquire equity securities of the Company in connection with employment or otherwise.

EXECUTED as of the Date of Issuance on the first page hereof.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By:

Title:

ACCEPTED:

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